Grant Thornton
Accountants and Management Consultants





August 23, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Xvariant, Inc.
      File No. 000-28339

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K/A of Xvariant, Inc. dated August 23, 2002 and agree with the statements concerning our Firm contained therein, except we are not in a position to agree or disagree with the Company's statement regarding the engagement of HJ & Associates.

Very truly yours,


/s/ Grant Thornton LLP

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